Exhibit 99.1

             TRANSGENOMIC COMPLETES EXPENSE REDUCTION PLAN ON TARGET

   Company Experiences Renewed Growth in BioSystems Business Segment in Fourth
            Quarter With Benefits of Expense Reductions Going Forward

    OMAHA, Neb., Feb. 24 /PRNewswire-FirstCall/ -- Transgenomic Inc. (Nasdaq:
TBIO) provided and update today regarding its progress with the expense reduction plan previously announced in the fourth quarter of 2004. The plan was designed to refocus the Company on its BioSystems business segment and to align the Company's cost structure with anticipated market opportunities and revenue streams. Consistent with the expense reduction objectives and timing disclosed in November 2004, the Company has essentially completed the workforce reduction of approximately 60 positions and has closed two domestic research and development facilities associated with its Nucleic Acids operating segment and two European field offices. Aggregate charges of approximately $3.5 million associated with the plan are being recognized in the Company's fourth quarter 2004 operating results. The Company expects to recognize no significant additional restructuring charges with this plan.

    Collin D'Silva, CEO, stated that the Company's refocusing efforts are already showing results. According to D'Silva, "Our preliminary view of fourth quarter BioSystems unit revenues would indicate an increase of well over 15% above third quarter levels. The results of our refocused efforts, along with extensions of our WAVE(R) System platform such as the one announced earlier this week, are encouraging. We hope these efforts will position us to return to sequential growth in BioSystems unit revenues." D'Silva concluded, "Strengthening revenues and the cost savings due to restructuring should both have a significant impact on our progress toward positive cash flow and profitability."

    The Company will provide additional details regarding fourth quarter and fiscal 2004 results in its forthcoming financial press release and conference call.

    About Transgenomic
    Transgenomic provides versatile and innovative research tools and related consumable products. Transgenomic's BioSystems segment offers its WAVE Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been approximately one thousand systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies. Through its nucleic acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents used in the manufacture of synthetic oligonucleotides. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

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    Forward-Looking Statement
    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including expectations of continued strengthening of BioSystems unit revenues and progress toward positive cash flow and profitability. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
    -0-                             02/24/2005
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic Inc./
    /Web site:  http://www.transgenomic.com /